SUB-ITEM 77D

Effective September 1, 2015, MFS U.S. Government Money Market Fund's Principal Investment Strategies were changed, as described in the supplement, dated June 17, 2015, to the fund's then current prospectus and in the Summary Prospectus dated December 29, 2014, as amended June 17, 2015, each as filed with the SEC via EDGAR on June 17, 2015 under Rule 497 under the Securities Act of 1933. Such descriptions are hereby incorporated by reference.